EXHIBIT 99.1
                                                                    ------------

            AMERICAN RIVER BANKSHARES ANNOUNCES 3rd QUARTER EARNINGS

Sacramento, CA - October 15, 2004 - American River Bankshares (Nasdaq: AMRB), the parent company of American River Bank, announced financial results for the third quarter ended September 30, 2004. Net income for the third quarter of 2004 was $1,339,000 ($0.30 diluted EPS) compared to $1,260,000 ($0.29 diluted EPS)
during the third quarter of 2003. The Company's total assets increased by 23.3% to $456,677,000 at September 30, 2004, compared to $370,260,000 at September 30,
2003. This marks American River Bankshares' eighty-third consecutive profitable quarter.

Net income for the first nine months of 2004 was up 8.7% to $3,926,000 ($0.89 diluted EPS) from the $3,612,000 ($0.84 diluted EPS) recorded during the first nine months of 2003. Through the first nine months of 2004, net interest income increased 10.4% to $13,929,000 up from the $12,622,000 recorded during the same period in 2003. Noninterest income on a year-to-date basis totaled $1,892,000, which is a 9.0% increase from the $1,736,000 recorded in the previous year. Noninterest expense increased 17.2% to $9,026,000 during the nine months ended September 30, 2004, compared to $7,702,000 in 2003.

Net interest income increased 14.1% to $4,869,000 in the third quarter of 2004 compared to $4,266,000 in the third quarter of 2003. The increase in the net interest income results from an increase in average loans of $20,869,000 (8.4%) and an increase in average investment securities of $57,986,000 (82.8%). These increases were made possible by an increase of average deposits of $59,443,000 (19.4%) and average short-term borrowings of $16,590,000 (73.4%). The net interest margin decreased from 5.11% in the third quarter of 2003 to 4.78% during the third quarter of 2004. Noninterest income decreased 31.6% to $441,000 in the third quarter of 2004 compared to $645,000 in the third quarter of 2003. The decrease in noninterest income for the quarter can be attributed to decreases in fees from lease brokerage services (down $118,000 or 99.2%) and a decrease in residential lending fee income (down $80,000 or 74.1%). The decrease in lease brokerage services resulted from the majority of the third quarter 2004 Company originated leases being recorded on the books of the Company as opposed to receiving fee income for brokering the leases to outside funding sources. The residential lending division experienced a decrease in loan volume as a result of a slight increase in mortgage rates, which caused the number of refinances to decrease. Noninterest expense increased 8.8% to $2,814,000 for the third quarter of 2004 compared to $2,587,000 for the third quarter of 2003. The majority of the increase ($203,000) relates to the cost associated with the new banking office in Downtown Sacramento.

Total assets at September 30, 2004 were $456,677,000, an increase of $86,417,000 (23.3%) from the $370,260,000 reported as of September 30, 2003. Net loans and leases totaled $268,001,000 at September 30, 2004; up 6.0% from the $252,758,000 reported as of September 30, 2003. The increase was centered in real-estate construction and land development, real estate-commercial, lease financing, and commercial loans. Real-estate construction and land development loans were up $11,090,000 (37.5%) to $40,685,000 at September 30, 2004, as compared to
$29,595,000 at September 30, 2003. Real estate-commercial loans were up $6,519,000 (4.6%) to $146,865,000 at September 30, 2004, compared to
$140,346,000 at September 30, 2003. Lease financing increased to $10,164,000 (8.4%) at September 30, 2004 from the $9,373,000 at September 30, 2003.
Commercial loans increased to $57,512,000, up 4.8% from the $54,896,000 reported as of September 30, 2003.

Page 4 of 8 Pages

Deposits increased by 20.2% to $375,237,000 at September 30, 2004, compared to $312,166,000 at September 30, 2003, including a 26.0% increase in interest checking, money market, and savings accounts and a 30.6% increase in noninterest bearing deposits. A contributing factor to the increase in deposits has been the successful opening of American River Bank's new full service banking facility in Downtown Sacramento. The office opened its doors in March of 2004 and by September 30, 2004 deposits totaled approximately $39,000,000.

American River Bank's Sacramento and Placer County Offices increased deposits and loans for the third quarter of 2004. Deposits increased to $305,843,000 up 27.8% from the $239,246,000 recorded at the end of the third quarter of 2003. Loans increased to $198,293,000 (4.7%) from the $189,439,000 recorded at September 30, 2003.

North Coast Bank, a division of American River Bank, which serves Sonoma County, had a decrease in deposits to $71,327,000 (3.1%) at September 30, 2004, from the $73,646,000 recorded at September 30, 2003. Loans increased to $69,708,000 (10.1%) at September 30, 2004, from the $63,319,000 recorded at September 30, 2003.

Non-performing loans and leases were $103,000 or 0.04% of total loans and leases at September 30, 2004. The allowance for loan and lease losses was $4,496,000 as of September 30, 2004 which is 1.65% of total loans and leases outstanding. Year-to-date net charge-offs on an annualized basis were 0.07% of average loans and leases.

Return on average assets decreased to 1.19% in the third quarter of 2004 from 1.37% in the third quarter of 2003. Return on average equity decreased to 13.96% for the quarter ended September 30, 2004, from 14.84% in the third quarter of 2003. The efficiency ratio for the third quarter of 2004 increased to 52.56% from the 52.23% recorded in 2003. For the nine months ended September 30, 2004, return on average assets decreased to 1.24% from 1.36% in 2003. Return on average equity decreased to 14.13% for the nine months ended September 30, 2004, from 14.63% in 2003. The year-to-date efficiency ratio increased to 56.59% in 2004 from 53.19% in 2003.

American River Bankshares is a financial services company and the parent company of American River Bank, a community business bank that operates a family of financial service providers. These providers include: American River Bank, with four offices in Sacramento and one office in Placer County; and North Coast Bank, a division of American River Bank, with three offices in Sonoma County. In addition, on July 9, 2004 the Company filed an 8-K with the Securities and Exchange Commission announcing an Agreement and Plan of Reorganization and Merger with Bank of Amador in Jackson, California. For further information see the 8-K filed on July 9, 2004.

On October 7, 2004, the California Commissioner of Financial Institutions approved the application of American River Bankshares and American River Bank to merge Bank of Amador with and into American River Bank, in accordance with the terms of the Agreement and Plan of Reorganization and Merger dated July 8, 2004 among American River Bankshares, American River Bank, and Bank of Amador.

In addition, the Federal Reserve Bank of San Francisco, acting on delegated authority from the Board of Governors of the Federal Reserve System, approved American River Bankshares request for an exemption from the requirement of filing an application under Section 3 of the Bank Holding Company Act of 1956, as amended, and confirmed that it will not object to the consummation of the transactions contemplated by the merger agreement, subject to the receipt of required approvals from the California Department of Financial Institutions and the Federal Deposit Insurance Corporation.

Page 5 of 8 Pages

An application for approval of the merger is currently pending with the Federal Deposit Insurance Corporation.

Consummation of the merger and transactions contemplated by the merger agreement is subject to satisfaction of conditions, covenants and agreements contained in the merger agreement, and the receipt of approvals of the respective shareholders of American River Bankshares and Bank of Amador and all applicable regulatory approvals. A joint proxy statement-prospectus describing the material provisions of the transaction is anticipated to be mailed to the respective shareholders of American River Bankshares and Bank of Amador during the fourth quarter of 2004 and the transaction is expected to close in the fourth quarter of 2004.

Related websites: www.amrb.com, www.americanriverbank.net,
                  www.northcoastbank.com

FORWARD-LOOKING INFORMATION

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, changes in the interest environment including interest rates charged on loans, earned on securities investments and paid on deposits, competition effects, fee and other non interest income earned, general economic conditions, nationally, regionally, and in the operating market areas of the Company and its subsidiaries, changes in the regulatory environment, changes in business conditions and inflation, changes in securities markets, data processing problems, a decline in real estate values in the Company's market area, the conduct of the war on terrorism, the threat of terrorism or the impact of potential military conflicts and the conduct of war on terrorism by the United States and its allies, as well as other factors. To gain a more complete understanding of the uncertainties and risks involved in the Company's business, this press release should be read in conjunction with the Company's annual report on Form 10-K for the year ended December 31, 2003, and subsequent quarterly reports on Form 10Q and current reports on Form 8-K.

Page 6 of 8 Pages

AMERICAN RIVER BANKSHARES                                                    FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEET                                                      (unaudited)

                                                                SEPTEMBER 30    SEPTEMBER 30    DECEMBER 31
           ASSETS                                                   2004            2003            2003
                                                                ------------    ------------    ------------
Cash and due from banks                                         $ 41,439,000    $ 26,766,000    $ 29,797,000
Federal funds sold                                                 2,800,000       5,100,000               0
Interest-bearing deposits in banks                                 5,641,000       4,353,000       4,650,000
Investment securities                                            128,955,000      73,085,000      91,392,000
Loans and leases, net                                            268,001,000     252,758,000     262,464,000
Bank premises and equipment                                        1,734,000       1,586,000       1,505,000
Accounts receivable servicing receivable, net                      2,152,000       1,441,000       1,778,000
Accrued interest and other assets                                  5,955,000       5,171,000       5,807,000
                                                                ------------    ------------    ------------
                                                                $456,677,000    $370,260,000    $397,393,000
                                                                ============    ============    ============
   LIABILITIES & EQUITY

Noninterest-bearing deposits                                    $126,969,000    $ 97,231,000    $102,308,000
Interest checking, money market & savings                        182,322,000     144,753,000     148,578,000
Time deposits                                                     65,946,000      70,182,000      71,621,000
                                                                ------------    ------------    ------------
   Total deposits                                                375,237,000     312,166,000     322,507,000
                                                                ------------    ------------    ------------
Short-term borrowings                                             36,300,000      19,000,000      34,600,000
Long-term debt                                                     1,902,000       1,955,000       1,942,000
Accrued interest and other liabilities                             4,137,000       2,418,000       2,887,000
                                                                ------------    ------------    ------------
   Total liabilities                                             417,576,000     335,539,000     361,936,000

  Total equity                                                    39,101,000      34,721,000      35,457,000
                                                                ------------    ------------    ------------
                                                                $456,677,000    $370,260,000    $397,393,000
                                                                ============    ============    ============

Nonperforming loans and leases to total loans and leases                0.04%           0.16%           0.07%
Net charge-offs to average loans and leases                             0.07%           0.13%           0.08%
Allowance for loan and lease losses to total loans and leases           1.65%           1.41%           1.48%

============================================================================================================================

CONSOLIDATED STATEMENT OF INCOME                                    THIRD           THIRD           FOR THE NINE MONTHS
       (UNAUDITED)                                                 QUARTER         QUARTER           ENDED SEPTEMBER 30
                                                                    2004            2003            2004            2003
                                                                ------------    ------------    ------------    ------------
Interest income                                                 $  5,672,000    $  4,953,000    $ 16,141,000    $ 14,825,000
Interest expense                                                     803,000         687,000       2,212,000       2,203,000
                                                                ------------    ------------    ------------    ------------
Net interest income                                                4,869,000       4,266,000      13,929,000      12,622,000
Provision for loan and lease losses                                  266,000         252,000         695,000         664,000
Total noninterest income                                             441,000         645,000       1,892,000       1,736,000
Total noninterest expense                                          2,814,000       2,587,000       9,026,000       7,702,000
                                                                ------------    ------------    ------------    ------------
Income before taxes                                                2,230,000       2,072,000       6,100,000       5,992,000
Income taxes                                                         891,000         812,000       2,174,000       2,380,000
                                                                ------------    ------------    ------------    ------------
Net income                                                      $  1,339,000    $  1,260,000    $  3,926,000    $  3,612,000
                                                                ============    ============    ============    ============

Basic earnings per share                                        $       0.32    $       0.32    $       0.94    $       0.91
Diluted earnings per share                                              0.30            0.29            0.89            0.84
Trailing 12-month diluted earnings per share                            1.15            1.14
Net interest margin as a percentage                                     4.78%           5.11%           4.85%           5.21%

----------------------------------------------------------------------------------------------------------------------------
Operating Ratios (through September 30):
   Return on average assets                                             1.19%           1.37%           1.24%           1.36%
   Return on average equity                                            13.96%          14.84%          14.13%          14.63%
   Efficiency ratio (fully taxable equivalent)                         52.56%          52.23%          56.59%          53.19%
----------------------------------------------------------------------------------------------------------------------------

Earnings per share have been adjusted for a 3 for 2 stock split in 2003.

Page 7 of 8 Pages

CONSOLIDATED STATEMENT OF INCOME
Trailing Four Quarters                               THIRD          SECOND           FIRST          FOURTH
    (Unaudited)                                     QUARTER         QUARTER         QUARTER         QUARTER
                                                     2004            2004            2004            2003
                                                 ------------    ------------    ------------    ------------
Interest income                                  $  5,672,000    $  5,356,000    $  5,113,000    $  4,943,000

Interest expense                                      803,000         718,000         691,000         699,000
                                                 ------------    ------------    ------------    ------------
Net interest income                                 4,869,000       4,638,000       4,422,000       4,244,000

Provision for loan and lease losses                   266,000         231,000         198,000         282,000

Total noninterest income                              441,000       1,022,000         429,000         517,000

Total noninterest expense                           2,814,000       3,463,000       2,749,000       2,670,000
                                                 ------------    ------------    ------------    ------------
Income before taxes                                 2,230,000       1,966,000       1,904,000       1,809,000

Income taxes                                          891,000         539,000         744,000         680,000
                                                 ------------    ------------    ------------    ------------
Net income                                       $  1,339,000    $  1,427,000    $  1,160,000    $  1,129,000
                                                 ============    ============    ============    ============

Basic earnings per share                         $       0.32            0.34            0.28            0.28

Diluted earnings per share                               0.30            0.32            0.27            0.26

Net interest margin as a percentage                      4.78%           4.85%           4.94%           4.83%

-------------------------------------------------------------------------------------------------------------
Quarterly Operating Ratios:

   Return on average assets                              1.19%           1.36%           1.17%           1.16%

   Return on average equity                             13.96%          15.45%          12.96%          12.88%

   Efficiency ratio (fully taxable equivalent)          52.56%          60.74%          56.15%          55.54%
-------------------------------------------------------------------------------------------------------------

Earnings per share have been adjusted for a 3 for 2 stock split in 2003.

Page 8 of 8 Pages